Exhibit 99.1

For Immediate Release

CRM Holdings, Ltd. to Ring NASDAQ Opening Bell

Hamilton, Bermuda, March 13, 2006 -- CRM Holdings, Ltd. (“CRM”) (Nasdaq: CRMH), a leading provider of fee-based management and other services for workers’ compensation self-insured groups in New York and California, will ring the opening bell of the NASDAQ Stock Market this Thursday, March 16, 2006.

Daniel G. Hickey, Jr., Chairman and Co-Chief Executive Officer, Mr. Martin D. Rakoff, Deputy Chairman and Co-Chief Executive Officer, James J. Scardino, Chief Financial Officer, and other senior members of the management team will preside over the opening bell ceremony.

“Our debut as a NASDAQ-listed company this past December marked a milestone of which we are very proud, and Thursday’s Opening Bell Ceremony is also reason to celebrate,” commented Mr. Hickey.  “Our multi-faceted growth strategy includes initiatives within our core workers’ compensation insurance and reinsurance competencies, but also diversification into other kinds of risk management and related services.  We also envision expansion both within our historical California and New York State markets and into additional states.  The stock liquidity and market visibility provided by our NASDAQ listing are making important contributions toward achieving these initiatives.  Therefore, as we look toward Thursday’s Opening Bell ceremony and beyond, all of us on the CRM Holdings, Ltd. team share a very upbeat view of the way forward.”

Details of the opening bell ceremony are as follows:

Where: NASDAQ MarketSite – 4 Times Square at 43rd and Broadway

When:Thursday, March 16, 2005 at 9:30 a.m. EST

Web Cam:
To view the Opening Bell, visit http://www.nasdaq.com/reference/marketsite_about.stm and follow the instructions below:

-  Scroll to the bottom of the page under the heading MarketSite Live Web cam and click on Windows Media Player.

-  Viewers should download the web cam at 9:15 a.m. in order to have time to trouble-shoot in case of technical difficulties.

-  Note: before 9:20 a.m., the web cam will show the NASDAQ Tower.  At 9:20 a.m., the router is switched to show the MarketSite studio.

Broadcast Feed:  The opening bell is available from 9:20 to 9:35 a.m. on uplink IA-5 C-band/transponder 14. The downlink frequency is 3980 horizontal; audio: 6.2/6.8. The feed can also be found on Waterfront fiber 1623.  If you have any questions, contact NASDAQ’s Stephanie Lowenthal at (646) 441-5220.

Photos:  To obtain hi-resolution photographs of the market open, visit
www.nasdaq.com/reference/marketsite_events.stm.

Code: CRMH-G

About CRM Holdings, Ltd.

CRM is a leading provider of fee-based management and other services for workers’ compensation self-insured groups in New York and California. CRM has been in the business of forming and managing self-insured groups in New York since 1999.  In 2003 CRM expanded its business into California. CRM provides self-insured groups with a comprehensive range of services, including assistance in the formation of groups, underwriting, risk assessment, safety and loss control services, medical bill review and case management, general management and recordkeeping, regulatory compliance and, in New York, claims management services. CRM also acts as a broker by placing excess coverage insurance and any required surety bonds for the groups, and reinsures a portion of this excess coverage through its subsidiary, Twin Bridges. Further information can be found on the CRM website at www.CRMHoldingsLtd.com.

This press release contains forward-looking statements within the meaning of federal securities law, including statements concerning plans, objectives, goals, strategies, projections of future events or performance and underlying assumptions (many of which are based, in turn, upon further assumptions). These statements are based on our current expectations and projections about future events and are identified by terminology such as “may,” “will,” “should,” “expect,” “scheduled,” “plan,” “seek,” “intend,” “anticipate,” “believe,” “estimate,” “aim,” “potential,” or “continue” or the negative of those terms or other comparable terminology.  The forward-looking statements in this press release are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those expressed. Such risks and uncertainties are discussed in the company’s registration statement on Form S-1 dated September 19, 2005 and in other documents filed by the company with the Securities and Exchange Commission.  We qualify all of our forward looking statements by these cautionary statements. The forward looking statements contained in this press are excluded from the safe harbor protection provided by the Private Securities Litigation Reform Act of 1995 and Section 27A of the Securities Act of 1933, as amended.

Contact Information:

Mark Collinson
CCG Investor Relations
10960 Wilshire Blvd, Ste 2050
Los Angeles, CA  90024
(310) 231-8600, ext. 117

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